UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 10, 2010

(Date of earliest event reported)

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Delaware	00-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard , Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2010, JDS Uniphase Corporation, a Delaware corporation (“JDSU”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Agilent Technologies, Inc., a Delaware corporation (“Agilent”). Under the terms of the Asset Purchase Agreement, JDSU will acquire substantially all of the assets of Agilent and its affiliates that relate to the design, development, research, manufacture, supply, distribution, sale, support and maintenance of the Agilent Network Protocol Test Products, Agilent Wireless Drive Test Systems and Agilent Network Service Assurance and Test Systems (excluding the Agilent N2X and Agilent Network Tester products) and the provision of services relating to such products (the “Business”), and assume certain liabilities of Agilent relating to the Business, for a cash purchase price of $165 million, subject to a post-closing working capital adjustment.

The acquisition is scheduled to close, subject to certain customary closing conditions, upon the receipt of customary government approvals related to anti-trust and competition laws. If the closing has not occurred by August 2, 2010, which may be extended to September 2, 2010, either party may terminate the Asset Purchase Agreement without penalty.

Under the Asset Purchase Agreement, JDSU will offer employment to all employees of the Business. JDSU and Agilent have also entered into a Transition Services Agreement under which Agilent will provide to JDSU, for agreed upon fees and beginning on the date of the closing, certain services through June 30, 2010 and certain other services through August 31, 2010 (subject to earlier termination by JDSU under certain circumstances).

The Asset Purchase Agreement contains customary representations, warranties and covenants. Each party has agreed to indemnify the other for (i) subject to certain limitations, losses arising out of breaches of representations, warranties and covenants in the Asset Purchase Agreement and in certain related documents and (ii) liabilities that, in the case of JDSU, are excluded from the transaction and, in the case of Agilent, are assumed by JDSU.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Current Report on Form 8-K.

On February 11, 2010, JDSU issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated February 10, 2010, by and between JDS Uniphase Corporation and Agilent Technologies, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; they will be supplementally provided to the SEC upon request)

99.1	Press Release dated February 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2010	JDS Uniphase Corporation

	By:	/S/ MATTHEW FAWCETT
Matthew Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated February 10, 2010, by and between JDS Uniphase Corporation and Agilent Technologies, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; they will be supplementally provided to the SEC upon request)

99.1	Press Release dated February 11, 2010